UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2023

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, on November 10, 2022, Emerald Health Therapeutics, Inc. ("EHT"), a wholly owned subsidiary of Skye Bioscience, Inc. (the "Company"), C3 Souvenir Holding, Inc., a corporation governed under the Canada Business Corporations Act ("Purchaser") and certain other related parties entered into a stock purchase agreement (as amended, the "Verdélite SPA") effective November 8, 2022, pursuant to which Purchaser would acquire all of the outstanding shares of Verdélite Sciences, Inc., the holder of EHT's most significant real estate asset, for an aggregate purchase price of approximately USD$9,478,000, subject to certain adjustments.
To facilitate the closing of the transactions contemplated by the Verdélite SPA, on February 9, 2023, EHT, the Purchaser and certain other related parties entered into a second amendment to the Verdélite SPA (the "Second Amendment") pursuant to which, among other things, the parties amended the Verdélite SPA to allow for the first installment payment under the Verdélite SPA to be paid through a promissory note (the "Promissory Note"). On February 10, 2023, the Promissory Note was paid off in its entirety.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets
On February 9, 2023 (the "Closing Date"), the parties closed the transactions contemplated by the Verdélite SPA (the "Closing").
Shortly following the Closing, the Company received cash proceeds of approximately USD$5,602,000. The remainder of the purchase price will be paid as follows: (i) USD$373,000 will be payable in five (5) equal monthly installments payable on the last day of each month beginning on December 31, 2023 and ending April 30, 2024, with interest in accordance with the terms of the Verdélite SPA and (ii) USD$2,797,000 will be payable in three (3) equal installments on each of the 18-month, 30-month, and 42-month anniversaries of the Closing Date, with interest in accordance with the terms of the Verdélite SPA.
The foregoing description of the Verdélite SPA in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Verdélite SPA, a copy of which was filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q filed on November 14, 2022 and is incorporated herein by reference, the Amendment No. 1 to the Verdélite SPA, a copy of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on January 27, 2023 and is incorporated herein by reference and the Second Amendment, which is being filed herewith.
Item 8.01. Other Events.
On February 15, 2023, the Company also issued a press release announcing the closing of the transactions contemplated by the Verdélite SPA. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Second Amendment to the Verdélite SPA
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: February 15, 2023	/s/ Kaitlyn Arsenault
Name: Kaitlyn Arsenault
Title: Chief Financial Officer